Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-223511 and No. 333-216931) of Alteryx, Inc. of our report dated March 7, 2018 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 1, 2019